UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-15045 (Commission File Number)	75-1927578 (IRS Employer Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 16, 2005, the Board of Directors of Intervoice, Inc. (the “Company”) elected Kenneth Goldberg to the position of Senior Vice President of Marketing and Business Development. Mr. Goldberg will earn a salary of $230,000 per year. For the fiscal year ending February 28, 2006, Mr. Goldberg will receive a cash bonus equal to 40% of his annual base salary. Mr. Goldberg has received half of the amount of his cash bonus, and will receive the remainder of his cash bonus following the end of the Company’s fiscal year.
     Upon his election, the Compensation Committee of the Board of Directors granted Mr. Goldberg an option under the Company’s 2005 Stock Incentive Plan to purchase 70,000 shares of common stock of the Company at an exercise price of $9.065 per share, which option will become exercisable in three equal amounts on the first three anniversaries of August 15, 2005.
     Prior to joining the Company, Mr. Goldberg, age 41, was Vice President of Business Development for BEA Systems, Inc., a publicly traded provider of application infrastructure software, from December 2004 to August 2005. He served BEA Systems, Inc. as Senior Director of Business Development from June 2001 to December 2004. Mr. Goldberg was Chief Executive Officer and a founder of CLOUDPOP, Inc., an e-commerce application service provider, from October 1999 to June 2001.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Dean C. Howell
Dean C. Howell
Executive Vice President, General Counsel and Secretary

Date: August 22, 2005